UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): October 31, 2024

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 31, 2024, Willis Lease Finance Corporation, (“WLFC,” or the “Borrower”) entered into a new, $1.0 billion, five-year, revolving credit facility (the “Credit Agreement”) among WLFC, certain wholly-owned subsidiaries of WLFC, as guarantors, the lenders party thereto from time to time (the “Lenders”), and Bank of America, N.A., as administrative agent, collateral agent, swing line lender, and letter of credit issuer. The Credit Agreement replaced the existing $500.0 million revolving credit agreement, dated as of June 7, 2019 (as amended and restated, the “Existing Credit Agreement”), among WLFC, the lenders party thereto from time to time and MUFG Bank, Ltd. as agent.

Under the Credit Agreement, WLFC may request an additional increase of the aggregate commitments from time to time up to an aggregate additional $250.0 million from the lenders, who may elect to make such increase available, upon the satisfaction of certain conditions.

Proceeds from the revolving credit facility may be used for general corporate purposes. The credit facility will be available on a revolving basis until October 31, 2029, and WLFC may request to extend the maturity, subject to lender approval.

Loans under the Credit Agreement will bear interest based on a floating rate (Term SOFR) plus a margin. In addition, WLFC has agreed to pay Bank of America, N.A. an unused line fee, quarterly in arrears, as well as pay other fees to Bank of America, N.A. and to the Lenders as separately agreed upon in writing.

The Credit Agreement also requires WLFC to maintain, as of the last day of each Measurement Period (as defined in the Credit Agreement), commencing with the last day of the fiscal quarter ending December 31, 2024, a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of no less than 2.25 to 1.00, and a Consolidated Leverage Ratio (as defined in the Credit Agreement ) of no greater than 4.25 to 1.00 through June 30, 2025 and no greater than 4.00 to 1.00 thereafter.

A copy of the news release is attached hereto as Exhibit 99.1.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2024.

Item 1.02 Termination of a Material Definitive Agreement.

On October 31, 2024, in connection with the execution of the Credit Agreement described in Item 1.01 above, WLFC terminated the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off‐Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8‐K is incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits.

Exhibit No.	Description
99.1	News Release issued by Willis Lease Finance Corporation dated November 4, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: November 4, 2024

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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